Exhibit 99.1

NuStar GP Holdings, LLC Reports Earnings for the Third Quarter of 2015

SAN ANTONIO, November 3, 2015 - NuStar GP Holdings, LLC (NYSE: NSH) today announced that third quarter 2015 distributable cash flow (DCF) available to unitholders was $22.8 million, or $0.53 per unit, compared to $23.7 million, or $0.55 per unit, for the third quarter of 2014. For the nine months ended September 30, 2015, DCF available to unitholders was $68.6 million, or $1.60 per unit, compared to $69.7 million, or $1.63 per unit for the nine months ended September 30, 2014.

Net income for the third quarter of 2015 was $16.9 million, or $0.39 per unit, compared to $17.6 million, or $0.41 per unit, for the third quarter of 2014. For the nine months ended September 30, 2015, net income was $59.2 million, or $1.38 per unit, compared to $47.1 million, or $1.10 per unit for the nine months ended September 30, 2014.

For the nine months ended September 30, 2015, NuStar Energy L.P. reported net income applicable to limited partners of $209.9 million, or $2.69 per unit. Absent the gain related to NuStar Energy L.P.’s January 2, 2015 acquisition of the remaining 50% ownership in the Linden terminal, NuStar Energy L.P.’s adjusted net income applicable to limited partners for the nine months ended September 30, 2015 would have been $154.7 million, or $1.98 per unit, and NuStar GP Holdings, LLC’s adjusted net income for the nine months ended September 30, 2015 would have been $50.9 million, or $1.19 per unit.

As previously announced on October 30, 2015, NuStar GP Holdings, LLC’s third quarter 2015 distribution of $0.545 per unit will be paid on November 17, 2015 to holders of record as of November 9, 2015.

“The continued strength of NuStar Energy L.P.’s core, fee-based operations had a positive impact on NuStar GP Holdings, LLC’s third quarter results,” said Brad Barron, President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC.

A conference call with management is scheduled for 2:00 p.m. CT today, November 3, 2015, to discuss the financial results for the third quarter of 2015. Investors interested in listening to the presentation may call 800/622-7620, passcode 51999749. International callers may access the presentation by dialing 706/645-0327, passcode 51999749. The company intends to have a playback available following the presentation, which may be accessed by calling 800/585-8367, passcode 51999749. International callers may access the playback by calling 404/537-3406, passcode 51999749. The playback will be available until 10:59 p.m. CT on November 30, 2015.

Investors interested in listening to the live presentation or a replay via the internet may access the presentation directly by clicking here or by logging on to NuStar GP Holdings, LLC’s Web site at www.nustargpholdings.com.

The presentation will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar GP Holdings, LLC’s Web site at www.nustargpholdings.com.

NuStar GP Holdings, LLC is a publicly traded limited liability company that owns the two percent general partner interest, a 13.0 percent limited partner interest and the incentive distribution rights in NuStar Energy L.P., one of the largest independent liquids terminal and pipeline operators in the nation. NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom. For more information, visit NuStar GP Holdings, LLC’s Web site at www.nustargpholdings.com.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar GP Holdings, LLC’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar GP Holdings, LLC’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar GP Holdings, LLC, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

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Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding future events, such as the future performance of NuStar Energy L.P. and NuStar GP Holdings, LLC. All forward-looking statements are based on the company’s beliefs as well as assumptions made by and information currently available to the company. These statements reflect the company’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s 2014 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Actual results may differ materially from those described in the forward-looking statements.

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Statement of Income Data:
Equity in earnings of NuStar Energy L.P.	$18,194	$17,770	$62,284	$48,899

General and administrative expenses	(825)	(877)	(2,697)	(2,629)
Other (expense) income, net	(3)	354	536	567
Interest expense, net	(234)	(216)	(661)	(669)

Income before income tax (expense) benefit	17,132	17,031	59,462	46,168
Income tax (expense) benefit	(215)	608	(213)	885
Net income	$16,917	$17,639	$59,249	$47,053

Basic and diluted net income per unit	$0.39	$0.41	$1.38	$1.10

Equity in Earnings of NuStar Energy L.P.:
General partner interest	$1,084	$1,025	$4,297	$2,498
General partner incentive distribution	10,805	10,805	32,415	32,415
General partner’s interest in earnings and incentive distributions of NuStar Energy L.P.	11,889	11,830	36,712	34,913
Limited partner interest in earnings of NuStar Energy L.P.	7,026	6,661	27,735	16,149
Amortization of step-up in basis related to NuStar Energy L.P.’s assets and liabilities	(721)	(721)	(2,163)	(2,163)
Equity in earnings of NuStar Energy L.P.	$18,194	$17,770	$62,284	$48,899

Distributable Cash Flow (Note 1):
Cash distributions from NuStar Energy L.P. associated with:
General partner interest	$1,961	$1,961	$5,883	$5,883
General partner incentive distribution	10,805	10,805	32,415	32,415
Limited partner interest – common units	11,318	11,380	33,846	33,814
Total cash distributions expected from NuStar Energy L.P.	24,084	24,146	72,144	72,112
Deduct expenses of NuStar GP Holdings, LLC:
General and administrative expenses	(825)	(877)	(2,697)	(2,629)
Income tax (expense) benefit	(215)	608	(213)	885
Interest expense, net	(234)	(216)	(661)	(669)
DCF	$22,810	$23,661	$68,573	$69,699

Weighted average number of common units outstanding	42,913,969	42,702,185	42,913,675	42,672,383

DCF per unit (Note 1)	$0.53	$0.55	$1.60	$1.63

Cash distributions to be paid to the unitholders of NuStar GP Holdings, LLC:
Distribution per unit	$0.545	$0.545	$1.635	$1.635

Total distribution	$23,388	$23,351	$70,164	$69,849

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Per Unit Data)
Notes:

(1)
NuStar GP Holdings, LLC and NuStar Energy L.P. utilize financial measures, such as distributable cash flow (DCF) and adjusted net income and adjusted net income per unit (collectively, financial measures), which are not defined in U.S. generally accepted accounting principles. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare company performance. In addition, management believes that these financial measures provide investors an enhanced perspective of the performance of the company’s assets and/or the cash the business is generating. None of these financial measures are intended to represent cash flows from operations for the period, nor are they presented as an alternative to net income. They should not be considered in isolation or as a substitute for a measure of performance in accordance with U.S. generally accepted accounting principles.

The following is a reconciliation of net income to DCF and net cash provided by operating activities:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$16,917	$17,639	$59,249	$47,053
Less equity in earnings of NuStar Energy L.P.	(18,194)	(17,770)	(62,284)	(48,899)
Plus cash distributions expected from NuStar Energy L.P.	24,084	24,146	72,144	72,112
Other expense (income), net	3	(354)	(536)	(567)
DCF	22,810	23,661	68,573	69,699
Less cash distributions expected from NuStar Energy L.P.	(24,084)	(24,146)	(72,144)	(72,112)
Distributions of equity in earnings of NuStar Energy L.P.	18,194	17,770	62,284	48,899
Net effect of changes in operating accounts	5,132	7,889	3,677	9,636
Net cash provided by operating activities	$22,052	$25,174	$62,390	$56,122

The following is a reconciliation of net income and net income per unit to adjusted net income and adjusted net income per unit for NuStar GP Holdings, LLC:

	Nine Months Ended September 30, 2015

Net income/ net income per unit	$59,249	$1.38
Adjustment to equity in earnings of NuStar Energy L.P.	(8,390)	(0.19)
Adjusted net income/ adjusted net income per unit	$50,859	$1.19

The following is a reconciliation of net income and net income per unit to adjusted net income applicable to limited partners and adjusted net income per unit for NuStar Energy L.P.:

	Nine Months Ended September 30, 2015
Net income / net income per unit	$247,240	$2.69
Gain on Linden Acquisition	(56,277)	(0.71)
Adjusted net income	190,963
GP interest and incentive	(36,233)
Adjusted net income applicable to limited partners/ adjusted net income per unit	$154,730	$1.98